John Hancock Life Insurance Company of New York A Stock Company

SUPPLEMENTARY BENEFIT

Healthy Engagement Rider

This rider is made a part of your policy to which it is attached and is effective on the date we attach it to your policy. The Rider Charge is the fee payable for this rider. The Effective Date of the rider and the Rider Charge are shown in the Policy Specifications.

Beginning on the first Policy Anniversary following the Effective Date, this rider provides the opportunity to add a Rider Credit to your Policy Value based upon the Status of the Life Insured. Any Rider Credit added to your Policy Value will be applied as described in the applicable Effect of Rider on your policy provision described below in this rider.

Capitalized terms throughout this rider are either defined in your policy or relate to fields in the Policy Specifications. See the Definitions section of your policy for details.

STATUS

The Status of the Life Insured on each Annual Processing Date determines the Rider Credit to be applied to your Policy Value, as described in the Policy Specifications and the Rider Credit provision of this rider.

There are four levels of Status under this rider. The achievement of a Status beyond the first level is dependent upon the Life Insured meeting certain Status Qualification Requirements in each year.

Status Qualification Requirements

The Status Qualification Requirements are the criteria used as the basis for determining the Status of the Life Insured. The Status Qualification Requirements are shown in the Policy Specifications.

We reserve the right to amend the Status Qualification Requirements from time to time only in accordance with the Administration of this Rider provision. The Life Insured can obtain current information relating to his or her Status and/or the Status Qualification Requirements by visiting [http://www.JohnHancockVitality.com/] or by contacting our Service Office at [1-888-267-7781].

RIDER CREDIT

On each Processing Date beginning on the first Policy Anniversary following this rider’s Effective Date, we will apply any Rider Credit to your Policy Value.

Calculation of Rider Credit

The Rider Credit is equal to the Rider Benefit Factor, described below, multiplied by the lesser of (a) and (b), where:

(a)	is the Rider Credit Limit described below; and

(b)	is an amount equal to (i) multiplied by (ii) where:

(i)	is the Cost of Insurance Charge for that Processing Date;

(ii)	is the Rider Credit Multiplier for that Policy Year, as shown in the Policy Specifications.

On each Annual Processing Date, we determine the Rider Credit Multiplier to be applied in the current Policy Year as the sum of all Rider Credit Factors earned in the current and subsequent Policy Years. The schedule of Rider Credit Factors that will be applied in the current and subsequent Policy Years are determined on each Annual Processing Date, based on the Status of the Life Insured as of that date.

17HER	1	NY

RIDER CREDIT (continued)

The Rider Benefit Factor equals the lesser of (a) and (b), where:

(a)	is 1; and

(b)	is the Rider Benefit Base shown in the Policy Specifications divided by the Total Death Benefit, described below.

The Total Death Benefit equals the Insurance Benefit as described in your policy plus any outstanding Policy Debt.

The Rider Credit Limit in any given Policy Month equals (a) multiplied by (b), where:

(a)	is the Rider Credit Limit Multiplier shown in the Policy Specifications multiplied by the Net Amount at Risk; and

(b)	is the Maximum Monthly Cost of Insurance Rate shown in the Policy Specifications minus the current monthly Cost of Insurance Rate.

In the event that the current Cost of Insurance Rates ever equal the corresponding Maximum Monthly Cost of Insurance Rates for a given month, the Rider Credit Limit and resulting Rider Credit will equal zero on that Processing Date.

EFFECT OF RIDER ON FLEXIBLE PREMIUM UNIVERSAL LIFE INSURANCE POLICIES

Policy Value

While this rider is in effect, your Policy Value will be calculated in the same manner as described in your policy except that we will add any Rider Credit to your Policy Value, as described below, at the same time that Monthly Deductions are taken. In addition, the Policy Value used in the determination of the Net Amount at Risk does not include any Rider Credit applied on the Processing Date.

The Rider Credit for a month in which the policy is in default (as described in the Grace Period provision of your policy) will be applied first to pay any Monthly Deductions that are past due and unpaid and next to reduce the Default Payment; any Rider Credit that remains will be applied to your Guaranteed Interest Account. The same process will apply for any month in which the policy is being continued In Force under its Early Lapse Protection, No-Lapse Guarantee, or Death Benefit Protection provision, as applicable under your policy, except that there is no Default Payment to be reduced.

Rider Credits are not applied to amounts in the Loan Account.

Early Lapse Protection, No-Lapse Guarantee, or Death Benefit Protection Value

Rider Credits and the Rider Charge do not apply to the Cumulative Premium Test under the Early Lapse Protection or No-Lapse Guarantee feature, or to the calculation of the Death Benefit Protection Value, as applicable under your policy.

Policy Credit Measure (if applicable)

If your policy contains a Policy Credit provision, the following will apply:

While this rider is in effect, we will add a Policy Credit Measure Rider Credit to the Policy Credit Measure.

The Policy Credit Measure Rider Credit is determined in the same manner as the Rider Credit described above except that:

(a)	the Cost of Insurance Charge is calculated using the Policy Credit Measure Cost of Insurance Rates;

(b)	the current and Maximum Monthly Cost of Insurance Rates are replaced by the current and Maximum Monthly Policy Credit Measure Cost of Insurance Rates, respectively; and

(c)	the Net Amount at Risk used in the calculation is replaced by the Policy Credit Measure Net Amount at Risk.

In addition, the Policy Credit Measure used in the determination of the Policy Credit Measure Net Amount at Risk does not include any Policy Credit Measure Rider Credit applied on the Processing Date.

17HER	2	NY

EFFECT OF RIDER ON FLEXIBLE PREMIUM INDEXED UNIVERSAL LIFE INSURANCE POLICIES

Policy Value

While this rider is in effect, your Policy Value will be calculated in the same manner as described in your policy except that we will add any Rider Credit to your Policy Value, as described below, at the same time that Monthly Deductions are taken. In addition, the Policy Value used in the determination of the Net Amount at Risk does not include any Rider Credit applied on the Processing Date.

The Rider Credit is applied to the Guaranteed Interest Account and each Indexed Account in the same proportion that the Policy Value in each of the accounts bear to the total Policy Value net of the Loan Account immediately prior to applying any Rider Credit.

For the portion of the Rider Credit that is applied to an Indexed Account, we will apply that portion of the Rider Credit to each Segment of that Indexed Account and to the Holding Segment in the same proportion that the Segment Balance and the amount in the Holding Segment bear to the total portion of the Policy Value in the Indexed Account immediately prior to applying any Rider Credit.

The Rider Credit for a month in which the policy is in default (as described in the Grace Period provision of your policy) will be applied first to pay any Monthly Deductions that are past due and unpaid and next to reduce the Default Payment; any Rider Credit that remains will be applied to your Policy Value in accordance with the Net Premium allocation instructions then in effect. The same process will apply for any month in which the policy is being continued In Force under the Early Lapse Protection, No-Lapse Guarantee, or Death Benefit Protection provision, as applicable under your policy, except that there is no Default Payment to be reduced.

Rider Credits are not applied to amounts in the Loan Account.

Adjusted Segment Crediting Balance

While this rider is in effect, your Adjusted Segment Crediting Balance will be calculated in the same manner as described in your policy except we will include any Rider Credit in the calculation. For purposes of this calculation, each Rider Credit is first multiplied by the ratio of the number of months remaining in the Segment Term after the date the Rider Credit is applied, divided by the number of months in the entire Segment Term.

Initial Segment Balance

The Initial Segment Balance includes any Rider Credits applied to a Holding Segment after the Lock In Date.

Segment Balance

The Segment Balance at any time includes any Rider Credits applied to it.

Early Lapse Protection, No-Lapse Guarantee, or Death Benefit Protection Value

Rider Credits and the Rider Charge do not apply to the Cumulative Premium Test under the Early Lapse Protection or No-Lapse Guarantee feature, or to the calculation of the Death Benefit Protection Value, as applicable under your policy.

Cumulative Guarantee

The Cumulative Guarantee provision of your policy describes an alternative method of calculating the Policy Value. Under this method, Rider Credits and Rider Charges are included in the calculation of the Policy Value. Rider Credits will be calculated in the same manner as described in the Rider Credit provision of this rider except that the Cost of Insurance Charge and the Net Amount at Risk are replaced with the Cost of Insurance Charge and the Net Amount at Risk used in the alternative method. The Rider Credits will be applied to the Policy Value under the Cumulative Guarantee at the same time that Monthly Deductions are taken.

17HER	3	NY

EFFECT OF RIDER ON FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE POLICIES

Policy Value

While this rider is in effect, your Policy Value will be calculated in the same manner as described in your policy except that we will add any Rider Credit to your Policy Value, as described below, at the same time that Monthly Deductions are taken. In addition, the Policy Value used in the determination of the Net Amount at Risk does not include any Rider Credit applied on the Processing Date.

The Rider Credit is applied to the Fixed Account and/or each Investment Account in the same proportion that the Monthly Deductions are taken from those same accounts.

The Rider Credit for a month in which the policy is in default (as described in the Grace Period provision of your policy) will be applied first to pay any Monthly Deductions that are past due and unpaid and next to reduce the Default Payment; any Rider Credit that remains will be applied to your Policy Value in accordance with the allocation instructions then in effect for premium payments. The same process will apply for any month in which the policy is being continued In Force under its Early Lapse Protection, No-Lapse Guarantee, or Death Benefit Protection provision, as applicable under your policy, except that there is no Default Payment to be reduced.

Rider Credits are not applied to amounts in the Loan Account.

Early Lapse Protection, No-Lapse Guarantee or Death Benefit Protection Value

Rider Credits and the Rider Charge do not apply to the Cumulative Premium Test under the Early Lapse Protection or No-Lapse Guarantee feature, or to the calculation of the Death Benefit Protection Value, as applicable under your policy.

Policy Credit Measure (if applicable)

If your policy contains a Policy Credit provision, the following will apply:

While this rider is in effect, we will add a Policy Credit Measure Rider Credit to the Policy Credit Measure.

The Policy Credit Measure Rider Credit is determined in the same manner as the Rider Credit described above except that:

(a)	the Cost of Insurance Charge is calculated using the Policy Credit Measure Cost of Insurance Rates;

(b)	the current and Maximum Monthly Cost of Insurance Rates are replaced by the current and Maximum Monthly Policy Credit Measure Cost of Insurance Rates, respectively; and

(c)	the Net Amount at Risk used in the calculation is replaced by the Policy Credit Measure Net Amount at Risk.

In addition, the Policy Credit Measure used in the determination of the Policy Credit Measure Net Amount at Risk does not include any Policy Credit Measure Rider Credit applied on the Processing Date.

GENERAL PROVISIONS

The Contract

This rider, along with the written application for the policy and this rider, is attached to and made part of your policy and constitutes the entire contract between you and us. Should any provisions in the policy conflict with this rider, the provisions of this rider will prevail.

17HER	4	NY

GENERAL PROVISIONS (continued)

Administration of this Rider

The Status Qualification Requirements may be administered directly by us or through an affiliated or unaffiliated company designated by us. We reserve the right to designate or replace any such company at any time. You will receive notice from us if an affiliated or unaffiliated company administers the Status Qualification Requirements or if there is a change in such entity administering the Status Qualification Requirements.

We may amend the Status Qualification Requirements from time to time but not more frequently than once in any 12-month period except with the prior consent of the New York State Department of Financial Services. Any amendments will be based on our reasonable and actuarially-justified expectations of the impact such requirements may have upon future mortality, persistency, investment income, and expenses under the policy. Such amendments could affect the Life Insured’s ability to achieve a Status level. Any change to the Status Qualification Requirements will be determined prospectively on a basis equitable to all Life Insureds of a given class. The Life Insured can obtain current information relating to his or her Status and/or the Status Qualification Requirements by visiting [http://www.JohnHancockVitality.com/] or by contacting our Service Office at [1-888-267-7781].

In addition, we or an affiliated or unaffiliated company designated by us will offer incentives to the Life Insured designed to encourage engagement activities that help meet the Status Qualification Requirements. Certain incentives may not be available to the Life Insured after the Rider Charge ceases, as shown in the Policy Specifications. We reserve the right to amend the incentives from time to time to add an incentive or to replace or change an existing incentive if the replacement or change is at least as favorable as the existing incentive. Any other changes to the incentives will not occur more frequently than once in any 12-month period except with the prior consent of the New York State Department of Financial Services. The Life Insured can obtain current information relating to the incentives by visiting [http://www.johnhancockvitality.com/] or by contacting our Service Office at [1-888-267-7781].

There may be costs to the Life Insured associated with fulfilling a Status Qualification Requirement that may not be reimbursed by the Company. Examples of such costs include, but are not limited to, health coverage co-pays, health club fees, athletic event registration fees, health equipment, health monitoring devices, athletic attire, and online access fees. Any costs that Company does reimburse, either in whole or in part, will be applied in a uniform and non-discriminatory manner.

If you are not satisfied with any of the changes we make, you may discontinue this rider at any time, as described below.

In no event will the Company use the Status or any medical or other information about the Life Insured provided in order to meet Status Qualification Requirements:

(a)	to change the Life Insured’s Risk Classification shown on page 3.1 of the Policy Specifications; or

(b)	to deny a request to reinstate coverage.

Discontinuation of this Rider

You may make a Written Request to discontinue this rider at any time. Upon discontinuation, the Rider Charge will cease and no new Rider Credit Factors will be earned. As long as your policy remains In Force, Rider Credits will continue to be applied based on all previously-earned Rider Credit Factors and Rider Credit Grading Factors subject to the Rider Credit Limit. Access to incentives for the Life Insured will cease.

This rider cannot be reinstated after discontinuation.

Termination of this Rider upon Policy Termination

This rider will terminate at the same time as your policy. Please see the Policy Termination provision of your policy. No Rider Credit Factors will be earned and no Rider Credits will be applied once the policy to which this rider is attached is terminated.

17HER	5	NY

GENERAL PROVISIONS (continued)

Reinstatement of this Rider

If your policy and this rider terminate at the end of a Grace Period in which you did not make the Default Payment, you may apply for reinstatement of your policy and this rider in accordance with the Reinstatement provisions of your policy.

For purposes of calculating new Rider Credits following the date of reinstatement, we will determine the Rider Credit Multiplier and the Rider Credit Factors using the Status of the Life Insured on the next Annual Processing Date following the date of reinstatement. The Rider Credit Multiplier and the Rider Credit Factors are described in the Policy Specifications.

For purposes of applying Rider Credits earned in prior Policy Years following the date of reinstatement, the number of Elapsed Years in determining the Rider Credit Grading Factors will be measured from the Policy Year in which the applicable Rider Credit was first earned. The Rider Credit Grading Factors are shown in the Policy Specifications.

Each Annual Processing Date that would have occurred had your policy been In Force will be included in the calculation of the number of Annual Processing Dates for the purpose of calculating the Rider Credit Multiplier and the Rider Credit Factors.

No Rider Credit Factors will be earned and no Rider Credits will be applied once the policy to which this rider is attached is terminated. Any Rider Credit earned in prior Policy Years, that would have applied if the policy were still In Force, will not be applied to the Policy Value upon reinstatement.

Signed for the Company by:

17HER	6	NY

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

SUPPLEMENTARY BENEFIT

Benefit Effective Date Rider Credit Multiplier Rider Credit Factors

Healthy Engagement Rider

[May 1, 2016]

On each of the first [45] Annual Processing Dates, if this rider is in effect, we determine the Rider Credit Multiplier to be applied in the current Policy Year as the sum of all Rider Credit Factors earned in the current and prior Policy Years.

On each of the first [45] Annual Processing Dates, if this rider is in effect, based on the Status of the Life Insured as of that date, you earn a schedule of Rider Credit Factors that will be applied in the current and subsequent Policy Years.

The Rider Credit Factor earned in a Policy Year, that is scheduled to be applied in the current or a subsequent Policy Year, is equal to (a) multiplied by (b), where:

(a)    is the Rider Credit Rate from the Rider Credit Rates Table corresponding to the Policy Year and Status when earned; and

(b)    is the Rider Credit Grading Factor corresponding to the number of years elapsed between the Policy Year when earned and the Policy Year in which it is applied.

Rider Credit Grading Factors	Elapsed Years	Rider Credit Grading Factor	Elapsed Years	Rider Credit Grading Factor
	0	100%	11	45%
	1	95%	12	40%
	2	90%	13	35%
	3	85%	14	30%
	4	80%	15	25%
	5	75%	16	20%
	6	70%	17	15%
	7	65%	18	10%
	8	60%	19	5%
	9	55%	20+	0%
	10	50%

Rider Credit Limit Multiplier	Policy Years	Rider Credit Limit Multiplier
	1-3	[1.00]
	4+	[1.00]

Rider Benefit Base	$20,000,000

Rider Charge	$2.00 per month for Policy Years 1 – [45]

17HER	3.x	NY

2. TABLE OF RATES (continued) – Policy [12 345 678]

RIDER CREDIT RATES TABLE

POLICY YEAR	BRONZE (LEVEL 1) STATUS	SILVER (LEVEL 2) STATUS	GOLD (LEVEL 3) STATUS	PLATINUM (LEVEL 4) STATUS
1	0.00%	0.00%	0.00%	0.00%
2	0.00%	1.26%	5.47%	6.83%
3	0.00%	1.15%	4.96%	6.20%
4	0.00%	1.05%	4.53%	5.65%
5	0.00%	0.96%	4.14%	5.16%
6	0.00%	0.88%	3.77%	4.70%
7	0.00%	1.37%	5.86%	7.30%
8	0.00%	1.77%	7.57%	9.42%
9	0.00%	2.12%	8.99%	11.17%
10	0.00%	2.42%	10.19%	12.63%
11	0.00%	2.26%	9.47%	11.70%
12	0.00%	2.10%	8.72%	10.74%
13	0.00%	1.95%	8.03%	9.87%
14	0.00%	1.81%	7.40%	9.07%
15	0.00%	1.68%	6.81%	8.34%
16	0.00%	1.56%	6.28%	7.66%
17	0.00%	1.45%	5.79%	7.04%
18	0.00%	1.35%	5.33%	6.48%
19	0.00%	1.25%	4.91%	5.95%
20	0.00%	1.16%	4.52%	5.46%
21	0.00%	1.07%	4.16%	5.01%
22	0.00%	0.99%	3.82%	4.60%
23	0.00%	0.92%	3.51%	4.21%
24	0.00%	0.85%	3.23%	3.86%
25	0.00%	0.79%	2.96%	3.54%
26	0.00%	0.73%	2.73%	3.25%
27	0.00%	0.68%	2.52%	3.00%
28	0.00%	0.63%	2.33%	2.77%
29	0.00%	0.59%	2.16%	2.55%
30	0.00%	0.55%	1.99%	2.36%
31	0.00%	0.51%	1.85%	2.18%
32	0.00%	0.48%	1.71%	2.02%
33	0.00%	0.45%	1.59%	1.87%
34	0.00%	0.42%	1.48%	1.73%
35	0.00%	0.39%	1.38%	1.61%
36	0.00%	0.37%	1.28%	1.50%
37	0.00%	0.34%	1.20%	1.40%
38	0.00%	0.32%	1.12%	1.30%
39	0.00%	0.30%	1.05%	1.21%
40	0.00%	0.29%	0.98%	1.14%
41	0.00%	0.27%	0.92%	1.06%
42	0.00%	0.26%	0.87%	1.00%
43	0.00%	0.24%	0.82%	0.94%
44	0.00%	0.23%	0.77%	0.89%
45	0.00%	0.22%	0.73%	0.84%
46	0.00%	0.21%	0.69%	0.79%
47+	0.00%	0.00%	0.00%	0.00%

17HER(PVUL)	3.x	NY

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

STATUS QUALIFICATION REQUIREMENTS

The “Status Qualification Requirements” refers to the points-based system for determining the Status Level of the Life Insured. The Status Qualification Requirements as of [April 1, 2016] are shown below. We reserve the right to amend the Status Qualification Requirements from time to time but not more frequently than once in any 12-month period, except with the prior consent of the New York State Department of Financial Services. The Life Insured can obtain current information relating to his or her Status and/or the Status Qualification Requirements by visiting [http://www.johnhancockvitality.com/] or by contacting our Service Office at [1-888-267-7781].

STATUS LEVELS	Points Requirements
Bronze (Level 1) Status	0 Points
Silver (Level 2) Status	Starts at 3,500 Points
Gold (Level 3) Status	Starts at 7,000 Points
Platinum (Level 4) Status	Starts at 10,000 Points

HEALTH REVIEWS	Points	Maximum
Annual Vitality Health Review (VHR)	500	Once per year
Bonus – Complete VHR in first 90 days	250	Once per year
Bonus – First time VHR	500	Once per lifetime
Physical activity review	250	Once per year
Cognitive wellbeing reviews	50 to 100	200
Health Reviews Category Minimum	500 Points Available on an Annual Basis

BIOMETRICS	Points	Maximum
Body Mass Index (BMI) check	125	Once per year
BMI of greater than or equal to 18.5 and < 25	1,000	Once per year
BMI of greater than or equal to 25 and less than or equal to 28	500	If BMI improves (18.5-24.9) add 500 points
Glucose check	125	Once per year
Reading of <100 mg/dL	1,000	Once per year
Cholesterol check	125	Once per year
Reading of <200 mg/dL	1,000	Once per year
Blood pressure check	125	Once per year
Reading of less than or equal to 120/80 for ages up to Age 71; less than or equal to 140/90 for ages 71+	1,000	Once per year
Non-tobacco user	1,000	Once per year
Enrollment in Vitality Prenatal Care Program	1,000	Once per year
Biometrics Category Minimum	3,000 Points Available on an Annual Basis

PS-SQR	3.x	NY

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

PREVENTION	Points	Maximum
Annual flu shot	400	Once per year
Pap smear screening (applicable for ages 70 and below)	200	Once per year
Mammogram screening	200	Once per year
Colorectal screening	200	Once per year
Dental screening	200	Once per year
Prevention Category Minimum	500 Points Available on an Annual Basis

HEALTHY FOODS	Points	Maximum
HealthyFood Purchases	2 per item	Up to 50 points per month
Healthy Foods Category Minimum	300 Points Available on an Annual Basis

PS-SQR	3.x	NY

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

PHYSICAL ACTIVITY	Points	Maximum
Workouts
Light Workout	10

You can earn points for one verified workout per day (subject to the Physical Activity category daily maximum of 500 points). When multiple workouts are recorded for the same day, you’ll be credited with the one that is worth the most points.

NOTE: Physical Activity workouts and athletic events can earn a category maximum of 7,000 points annually.

Using an activity verification device (5,000 - 9,999 steps per day)
Using a heart rate monitor,[1] exercise within your target heart rate staying at an average of greater than or equal to 60% of your maximum heart rate for 15 - 30 minutes

Using a calorie counting app, you burn between 100 and 199 calories during a workout.

Note: If using an Apple Watch during a short-term workout, you should use a separate calorie counting app to track your calories.

Using the Activity app on Apple Watch, you burn the minimum number of calories required for a Light Workout, based on the Active Calories table below.
Standard Workout	20
Using an activity verification device (10,000 - 14,999 steps per day)
Working out at a health club for greater than or equal to 30 minutes
Using a heart rate monitor,[1] exercise within your target heart rate staying at an average of greater than or equal to 60% of your maximum heart rate for 30 - 45 minutes

Using a calorie counting app, you burn between 200 and 299 calories during a workout.

Note: If using an Apple Watch during a short-term workout, you should use a separate calorie counting app to track your calories.

Using the Activity app on Apple Watch, you burn the minimum number of calories required for a Standard Workout, based on the Active Calories table below.
Advanced Workout	30
Using an activity verification device (> 15,000 steps per day)
Using a heart rate monitor,[1] exercise within your target heart rate staying at an average of greater than or equal to 60% of your maximum heart rate for > 45 minutes

Using a calorie counting app, you burn 300 or more calories during a workout.

Note: If using an Apple Watch during a short-term workout, you should use a separate calorie counting app to track your calories.

Using the Activity app on Apple Watch, you burn the minimum number of calories required for an Advanced Workout, based on the Active Calories table below.

Physical Activity Category Minimum	5,000 Points Available on an Annual Basis

[1]	Heart rate wrist monitor devices are currently ineligible.

PS-SQR	3.x	NY

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

PHYSICAL ACTIVITY (continued)	Points	Maximum
Athletic Events (Walking, Running. Cycling, Triathlon2)		You can earn points for one verified athletic event per day (subject to the Physical Activity category daily maximum of 500 points). When multiple events are recorded for the same day, you’ll be credited with the one that is worth the most points.
Level 1	250
Run or walk 1.9 miles < 5.6 miles
Cycle 6.2 miles < 24.9 miles
Triathlon Super Sprint
Level 2	350
Run or walk 5.6 miles < 12.4 miles
Cycle 24.9 miles < 62 miles
Triathlon Sprint
Level 3	500	NOTE: Physical Activity workouts and athletic events can earn a category maximum of 7,000 points annually.
Run or walk 12.4 miles or more
Cycle 62 miles or more
Triathlon Olympic, ITU, Half or Full
Physical Activity Category Minimum	5,000 Points Available on an Annual Basis

Minimum Number of Active Calories Required to Earn a Workout using Apple Watch

Weight Range	Light Workout		Standard Workout		Advanced Workout
	Males	Females	Males	Females	Males	Females
0- 90.0 lbs	100	100	200	200	300	300
90.01 – 125.00 lbs	150	150	300	300	450	450
125.01 – 155.00 lbs	200	200	400	400	600	625
155.01 – 180.00 lbs	250	250	500	500	725	750
180.01 – 210.00 lbs	300	350	600	650	900	975
210.01 – 235.00 lbs	350	400	700	750	1,050	1,125
235.01 – 255.00 lbs	400	450	775	850	1,175	1,300
255.01 – 280.00 lbs	450	500	900	975	1,300	1,450
280.01 – 310.00 lbs	500	600	1,000	1,150	1,500	1,700
310.01 and greater	550	650	1,100	1,250	1,650	1,875

[2]	Proof of event completion is required.

PS-SQR	3.x	NY

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

HEALTH EDUCATION	Points	Maximum
Vitality Health Assessment Calculators	25 each	Four per year
Vitality Nutrition Courses	75 each	Six per year
Health Education Category Minimum	300 Points Available on an Annual Basis

INTERVENTION	Points	Maximum
Smoking Cessation	200	Once per lifetime
Intervention Category Minimum	100 Points Available on an Annual Basis

ENGAGEMENT ACTIVITIES	Points	Maximum
Carryover of 10% of previous year’s points (Kick-Start Bonus)	Varies	10% of Maximum Points Available in Year
Update email address	50	Once per year
Set an active goal and check in every week	20	Once per week
Online Engagement Applications Vitality Wheel Vitality Squares	5-50 5-25	50 points per use 25 points per use
Engagement Activities Category Minimum	300 Points Available on an Annual Basis

PS-SQR	3.x	NY

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

INCENTIVES

The incentives for the Healthy Engagement program as of [November 1, 2016] are shown below. The Life Insured can obtain current information relating to the incentives by visiting [http://www.johnhancockvitality.com/] or by contacting our Service Office at [1-888-267-7781]. We reserve the right to amend the incentives from time to time only in accordance with the Administration of this Rider provision.

I.	To encourage Life Insured’s participation in the John Hancock Healthy Engagement program, the following list of incentives is available at all times after the Life Insured completes the Healthy Engagement program member registration:

ACTIVITY VERIFICATION DEVICES	Amount	Maximum
Discount on select Garmin® devices	25% discount	None
Discount on select Polar® devices	40% discount	None
Discount on select FitBit® devices	25% discount	None

BIOMETRIC SCREENINGS	Amount	Maximum
Free annual screening at Quest Diagnostics®	100% discount	None

WORKOUT GEAR RETAILERS	Amount	Maximum
Discount on REI[3] gift cards	25% discount	None

HEALTH & FITNESS ACTIVITIES	Amount	Maximum
Curves® – Waiver of enrollment fee	$150	One time
Title Boxing Club™ – Waiver of enrollment fee	$149	One time
LifeTime Fitness® – Waiver of enrollment fee Reduction of administrative fee	$189 $65	One time One time
LA Fitness® – Waiver of enrollment fee Reduction in monthly fee	$99 $5	One time Once per month
24 Hour Fitness™ – Reduction in enrollment fee Reduction in monthly fee	$30 $5	One time Once per month

[3]	REI® is not affiliated with the John Hancock Healthy Engagement Program. REI does not sponsor, endorse, or have any responsibility for this promotion.

PS-INC	3.x	NY

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

II.	The following list of incentives is available through participation in the Vitality Wheel. Vitality Wheel is an interactive mobile application engagement activity that allows you to spin a wheel for the opportunity to win one of the gift cards below. The Life Insured is eligible to spin the wheel every time they complete 10 standard or advanced workouts, or when they earn a higher Status Level.

WORKOUT GEAR RETAILERS	Amount	Maximum
Adidas™ gift cards[*]	$5-$50	None
Nike® gift cards[*]	$5-$50	None
Under Armour® gift cards[*]	$5-$50	None

GIFT CARDS TO RETAILERS THAT PROMOTE GOOD HEALTH AND/OR ACTIVE LIFESTYLE	Amount	Maximum
SpaFinder Wellness 365™ gift cards[*]	$5-$50	None
GoPlay Golf™ gift cards[*]	$5-$50	None

III.	The following list of incentives is available through participation in the Vitality Squares. Vitality Squares is a monthly interactive online engagement activity that allows the user to choose squares on a 3x4 board. The number of squares you can reveal depends on your current Status Level. By revealing at least 4 squares with fruit images, you can earn one of the gift cards below. The Life Insured is eligible to participate in this engagement activity when they complete the Vitality Health Review each year.

WORKOUT GEAR RETAILERS	Amount	Maximum
Adidas gift cards[*]	$5, $15, $250	None
Nike gift cards[*]	$5, $15, $250	None
Under Armour gift cards[*]	$5, $15, $250	None

GIFT CARDS TO RETAILERS THAT PROMOTE GOOD HEALTH AND/OR ACTIVE LIFESTYLE	Amount	Maximum
SpaFinder Wellness 365 gift cards[*]	$5, $15, $250	None
GoPlay Golf gift cards[*]	$5, $15, $250	None

IV.	The following list of incentives is available through participation in the Vitality HealthyFood program. Through this benefit, the Life Insured can save money on qualified healthy food purchases. The Life Insured is eligible for this benefit when they achieve a Gold or Platinum Status each year.

HEALTHY EATING	Amount	Maximum
Walmart – Discount on select food purchases	25% discount	Up to $50 per month
NutriSavings™ Partners – Discount on select food purchases	25% discount	Up to $50 per month

PS-INC	3.x	NY

1. POLICY SPECIFICATIONS (continued) – Policy [12 345 678]

V.	The following list of incentives is available through achievement of Gold or Platinum Status. The Life Insured is eligible to choose one of the gift cards below when they achieve a Gold or Platinum Status each year.

WORKOUT GEAR RETAILERS	Gold Status	Platinum Status
Adidas gift cards[*]	$50	$100
Nike gift cards[*]	$50	$100
Under Armour gift cards[*]	$50	$100

GIFT CARDS TO RETAILERS THAT PROMOTE GOOD HEALTH AND/OR ACTIVE LIFESTYLE	Gold Status	Platinum Status
SpaFinder Wellness 365 gift cards[*]	$50	$100
GoPlay Golf gift cards[*]	$50	$100

[* Access to gift cards will cease upon the later of the Life Insured’s Age 80 or the tenth Annual Processing Date. Access to all other Incentives will continue to be available.]

PS-INC	3.x	NY